Exhibit 32.2
BILL BARRETT CORPORATION
SARBANES-OXLEY ACT SECTION 906 CERTIFICATION
     In connection with this quarterly report on Form 10-Q of Bill Barrett Corporation for the fiscal quarter ended September 30, 2005, I, Thomas B. Tyree, Jr., Chief Financial Officer of Bill Barrett Corporation, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
1.	This Form 10-Q for the fiscal quarter ended September 30, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in this Form 10-Q for the fiscal quarter ended September 30, 2005 fairly presents, in all material respects, the financial condition and results of operations of Bill Barrett Corporation for the periods presented therein.
Date: November 3, 2005

/s/ Thomas B. Tyree, Jr.
Thomas B. Tyree, Jr. Chief Financial Officer (Principal Financial Officer)